                                                                    EXHIBIT 23.2

                    [letterhead of Tauber and Balser, P.C.]

                         INDEPENDENT AUDITORS' CONSENT

   We consent to the inclusion in this Amendment No. 3 to the Registration Statement/Prospectus, on Form S-4, of our report dated March 1, 2001 on our audit of the consolidated financial statements of Halis, Inc. and subsidiaries as of December 31, 2000 and for the years ended December 31, 2000 and 1999. We also consent to the reference of our firm under the captions "Experts" in the Prospectus.

/s/ Tauber & Balser, P.C.
Atlanta, Georgia

March 5, 2001